UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2024
TYSON FOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-14704	71-0225165
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway,
Springdale,	Arkansas		72762-6999
(Address of Principal Executive Offices)			(Zip Code)
(479) 290-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class			Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	Par Value	$0.10	TSN	New York Stock Exchange
Class B stock is not publicly listed for trade on any exchange or market system. However, Class B stock is convertible into Class A stock on a share-for-share basis.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the 2024 Annual Meeting, six proposals were voted upon by the Company’s shareholders. The proposals are described in detail in the 2024 Proxy Statement. At the 2024 Annual Meeting, the Company’s shareholders:
1) elected John H. Tyson, Les R. Baledge, Mike Beebe, Maria Claudia Borras, David J. Bronczek, Mikel A. Durham, Donnie King, Jonathan D. Mariner, Kevin M. McNamara, Cheryl S. Miller, Kate B. Quinn, Jeffrey K. Schomburger, Barbara A. Tyson and Noel White to serve as directors until the Company’s next annual meeting of shareholders and until their successors are duly elected and qualified;
2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending September 28, 2024;
3) did not approve a shareholder proposal requesting that the Company conduct an evaluation and issue a report on how its lobbying aligns with the Company's science-based targets and long term net zero ambitions;
4) did not approve a shareholder proposal requesting that the Company commission an independent third-party audit assessing the effectiveness of the Company's policies and practices in preventing illegal child labor;
5) did not approve a shareholder proposal requesting that the Company accelerate its efforts to eliminate deforestation from its supply chains;
6) did not approve a shareholder proposal requesting that the Company issue a report describing opportunities to support a circular economy for packaging;
Set forth below are the voting results for each matter submitted to a vote (certain numbers in tables may not total due to rounding):
1.Election of directors:

Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
John H Tyson	842,417,963	69,736,841	257,095	28,595,761
Les R. Baledge	821,037,961	91,080,647	293,291	28,595,761
Mike Beebe	846,178,182	65,972,185	261,532	28,595,761
Maria Claudia Borras	875,085,768	36,357,970	968,161	28,595,761
David J. Bronczek	809,006,267	103,113,207	292,425	28,595,761
Mikel A. Durham	880,208,540	31,210,088	993,271	28,595,761
Donnie King	905,561,498	5,879,724	970,677	28,595,761
Jonathan D. Mariner	906,046,926	5,375,882	989,091	28,595,761
Kevin M. McNamara	886,609,014	24,814,071	988,814	28,595,761
Cheryl S. Miller	872,688,950	38,741,819	981,130	28,595,761
Kate B. Quinn	909,089,070	3,052,596	270,233	28,595,761
Jeffrey K. Schomburger	875,122,453	36,295,738	993,708	28,595,761
Barbara A. Tyson	851,319,030	60,802,715	290,154	28,595,761
Noel White	897,533,963	14,641,530	236,406	28,595,761
2.Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending September 28, 2024:

Votes For	935,431,529
Votes Against	3,869,486
Votes Abstained	1,706,645

3.Shareholder proposal requesting that the Company conduct an evaluation and issue a report on how its lobbying aligns with the Company's science-based targets and long term net zero ambitions:

Votes For	92,898,893
Votes Against	818,159,418
Votes Abstained	1,353,588
Broker Non-Votes	28,595,761
4.Shareholder proposal requesting that the Company commission an independent third-party audit assessing the effectiveness of the Company's policies and practices in preventing illegal child labor:

Votes For	110,448,856
Votes Against	800,776,590
Votes Abstained	1,186,453
Broker Non-Votes	28,595,761
5.Shareholder proposal requesting that the Company accelerate its efforts to eliminate deforestation from its supply chains:

Votes For	30,020,128
Votes Against	877,967,888
Votes Abstained	4,423,883
Broker Non-Votes	28,595,761
6.Shareholder proposal requesting that the Company issue a report describing opportunities to support a circular economy for packaging.

Votes For	36,232,693
Votes Against	874,717,839
Votes Abstained	1,461,367
Broker Non-Votes	28,595,761

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: February 12, 2024	By:	/s/ John R. Tyson

	Name:	John R. Tyson
	Title:	Executive Vice President and Chief Financial Officer

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